Exhibit 99.1
HFF, Inc. Elects Steven E. Wheeler to Board of Directors, Announces Resignation of John Z. Kukral
from the Board of Directors and Elects Deborah H. McAneny as Lead Independent Director
PITTSBURGH—(BUSINESS WIRE)—March 5, 2010— HFF, Inc. (NYSE:HF) (the Company) today announced that it has elected Steven E. Wheeler as a Class I director of the Board of Directors (the Board) of the Company. Mr. Wheeler will serve on the Compensation Committee and the Nominating and Corporate Governance Committee of the Board. The Company also announced that it has been notified by John Z. Kukral, the lead independent director of the Board, that he will not stand for re-election as a Class I director at the 2010 annual meeting of the Company’s stockholders due to other business commitments. The Board has elected Deborah H. McAneny, a director of the Company, to serve as lead independent director of the Board effective as of the date of the 2010 annual meeting of the Company’s stockholders.
     Mr. Wheeler, 63, has been the President of Wheeler & Co., a private investment firm, and a Principal of Hall Properties, Inc., a private real estate advisory and investment firm, since 1997. He is also currently a director of Anika Therapeutics, Inc., a publicly held medical device company, Bariston Partners, LLC, a private equity investment firm, PingTone Communications, Inc. and The 81 Beacon Street Corporation. Between 1993 and February 1996, he was managing director and a director of Copley Real Estate Advisors and president, chief executive officer and a director of Copley Properties, Inc., a publicly traded real estate investment trust. He was the chairman and chief executive officer of Hancock Realty Investors, which managed an equity real estate portfolio, from 1991 to February 1993. Prior to this position, he was an executive vice president of Bank of New England Corporation from 1990 to 1991. Mr. Wheeler received a B.S. in Engineering from the University of Virginia, an M.S. in Nuclear Engineering from the University of Michigan and an M.B.A. from the Harvard Business School.
About HFF, Inc.
Through its subsidiaries, Holliday Fenoglio Fowler, L.P. and HFF Securities L.P., the Company operates out of 17 offices nationwide and is one of the leading providers of commercial real estate and capital markets services, by transaction volume, to the U.S. commercial real estate industry. The Company offers clients a fully integrated national capital markets platform including debt placement, investment sales, structured finance, private equity, investment banking and advisory services, loan sales and commercial loan servicing.
Certain statements in this press release are “forward-looking statements” within the meaning of the federal securities laws. Statements about the Company’s beliefs and expectations and statements containing the words “may,” “could,” “would,” “should,” “believe,” “expect,” “anticipate,” “plan,” “estimate,” “target,” “project,” “intend” and similar expressions constitute forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results and performance in future periods to be materially different from any future results or performance suggested in forward-looking statements in this press release. Investors, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. Any forward-looking statements speak only as of the date of this press release and, except to the extent required by applicable securities laws, the Company expressly disclaims any obligation to update or revise any of them to reflect actual results, any changes in expectations or any change in events. If the Company does update one or more forward-looking statements, no inference should be drawn that it will make additional updates with respect to those or other forward-looking statements. Factors that could cause results to differ materially include, but are not limited to, the factors discussed in the Company’s public filings, including the risk factors included in the Company’s most recent Annual Report on Form 10-K.
Additional information concerning factors that may influence HFF, Inc.’s financial information is discussed under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Quantitative and Qualitative Disclosures About Market Risk” and “Forward-Looking Statements” in the Company’s most recent Annual Report on Form 10-K, as well as in the Company’s press releases and other periodic filings with the

Securities and Exchange Commission. Such information and filings are available publicly and may be obtained from the Company’s web site at www.hfflp.com or upon request from the HFF, Inc. Investor Relations Department at investorrelations@hfflp.com.